Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 12, 2024, and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment, or renovation project, and that completion of anticipated or ongoing property development, redevelopment, or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital, or if the costs of capital we obtain are significantly higher than historical levels;
•risks associated with general economic conditions, including inflation and local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2024 and subsequent quarterly reports on Form 10-Q.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Inquiries:
Brenda Pomar
Senior Director, Corporate Communications
301.998.8316
bpomar@federalrealty.com

Federal Realty Investment Trust Announces Second Quarter 2024 Operating Results
Active acquisition activity with $287 million of investments
NORTH BETHESDA, Md. (August 1, 2024) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its second quarter ended June 30, 2024. For the three months ended June 30, 2024 and 2023, net income available for common shareholders was $1.32 per diluted share and $0.72 per diluted share, respectively. For the three months ended June 30, 2024 and 2023, operating income was $157.0 million and $101.8 million, respectively.
Highlights for the second quarter include:
•Generated funds from operations available to common shareholders (FFO) per diluted share of $1.69 for the quarter, compared to $1.67 for the second quarter of 2023.
•Signed 122 leases for 594,361 square feet of comparable retail space, a record level of comparable square footage signed in any second quarter and the second highest of any quarter, at a cash basis rollover growth of 10% and 23% on a straight-line basis.
•Generated comparable property operating income (POI) growth of 2.9% for the second quarter, excluding lease termination fees and prior period rents collected.
•Reported portfolio occupancy of 93.1% and a leased rate of 95.3% at quarter end, representing an increase of 110 basis points and 100 basis points, respectively, quarter-over-quarter.
•Continued strong small shop leasing, ending the quarter at 92.5% leased, with an increase of 110 basis points quarter-over-quarter and 230 basis points year-over-year.
•During the quarter and subsequent to quarter end:
◦ Acquired two assets totaling 880,000 square feet on 129 acres for a total purchase price of $275 million.
◦Completed the sale of its remaining assets on Third Street Promenade in Santa Monica, CA, for $103 million.

•Increased the regular quarterly cash dividend to $1.10 per common share, resulting in an indicated annual rate of $4.40 per common share. This marks the 57th consecutive year that Federal Realty has increased its common dividend, the longest record of consecutive annual dividend increases in the REIT sector.
•Tightened and raised 2024 earnings per diluted share guidance to $3.33 - $3.51, 2024 FFO per diluted share guidance to $6.70 - $6.88, and 2024 comparable properties growth excluding lease termination fees and prior period rents collected assumption to 3% - 4%.
•Issued the company’s 2023 Sustainability Report.
“Another record quarter for Federal Realty, starting with funds from operations per share of $1.69, to continued record leasing volume, to furthering our REIT industry record with the 57th consecutive year of increased common dividends,” said Donald C. Wood, Chief Executive Officer. “The robust leasing demand we continue to see is a clear indicator of the value and attractiveness of our properties, setting a solid foundation for strong future earnings growth.”
Financial Results
Net Income
For the second quarter 2024, net income available for common shareholders was $110.0 million and earnings per diluted share was $1.32 versus $58.5 million and $0.72, respectively, for the second quarter 2023.
FFO
For the second quarter 2024, FFO was $141.3 million, or $1.69 per diluted share, compared to $136.9 million, or $1.67 per diluted share for the second quarter 2023.
FFO is a non-GAAP supplemental earnings measure which the trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.
Operational Update
Occupancy
The portfolio was 93.1% occupied and 95.3% leased as of June 30, 2024.
Small shop leased rate was 92.5% as of June 30, 2024, an increase of 110 basis points quarter-over-quarter and 230 basis points year-over-year.
The anchor tenant leased rate was 96.7%, reflecting an increase of 90 basis points quarter-over-quarter and 30 basis points year-over-year.
Additionally, residential properties were 97.6% leased as of June 30, 2024.
Leasing Activity
During the second quarter 2024, Federal Realty signed 124 leases for 600,669 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty signed 122 leases for 594,361 square feet at an average rent of $37.72 per square foot compared to the average contractual rent of $34.29 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 10%, 23% on a straight-line basis. Comparable leases represented 98% of total comparable and non-comparable retail leases signed during the second quarter 2024.
Transaction Activity
•April 1, 2024 – Acquired the approximately 10% non-controlling interest in the partnership that owns CocoWalk in suburban Miami, Florida for $12.4 million bringing Federal Realty’s ownership to 100%.
•May 31, 2024 - Acquired Virginia Gateway, a 664,000 square-foot, 110-acre super-regional community center comprising five adjacent open-air retail properties located at the highly trafficked intersection of I-66 and Route 29 in Gainesville, VA, for $215 million, further expanding Federal Realty’s presence in Northern Virginia.
•July 31, 2024 - Acquired Pinole Vista Crossing, a dominant 216,000-square-foot, 19-acre regional open-air grocery-anchored community center located along I-80 in Pinole, CA, 13 miles north of Federal Realty’s East Bay Bridge Shopping Center, for $60 million, expanding the company’s presence in Northern California’s East Bay sub-market.
•June 5, 2024 - Completed the sale of its remaining assets on Third Street Promenade in Santa Monica, CA, for $103 million, resulting in a gain on sale of $52 million.
Regular Quarterly Dividends
Federal Realty announced today that its Board of Trustees increased the regular quarterly cash dividend to $1.10 per common share, resulting in an indicated annual rate of $4.40 per common share. The regular common dividend will be payable on October 15, 2024 to common shareholders of record as of October 1, 2024. This increase represents the 57th consecutive year that Federal Realty has increased its common dividend, the longest record of consecutive annual dividend increases in the REIT sector.
Federal Realty’s Board of Trustees also declared a quarterly cash dividend on its Class C depositary shares, each representing 1/1000 of a 5.000% Series C Cumulative Preferred Share of Beneficial Interest, of $0.3125 per depositary share. All dividends on the depositary shares will be payable on October 15, 2024 to shareholders of record as of October 1, 2024.
2024 Guidance
Federal Realty has updated its 2024 guidance, as summarized in the table below:

Full Year 2024 Guidance	Revised Guidance	Prior Guidance
2024 Earnings per diluted share	$3.33 to $3.51	$2.74 to $2.94
2024 FFO per diluted share	$6.70 to $6.88	$6.67 to $6.87

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of Federal Realty’s operating performance on its second quarter 2024 earnings conference call, which is scheduled for Thursday, August 1, 2024 at 5:00 PM ET. To participate, please call 1-844-826-3035 or 1-412-317-5195 five to ten minutes prior to the call start time. The teleconference can also be accessed via a live webcast at www.federalrealty.com in the Investors section. A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through August 15, 2024 by dialing 1-844-512-2921 or 1-412-317-6671; Passcode: 10189450.
About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail-based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as Northern and Southern California. Founded in 1962, Federal Realty’s mission is to deliver long-term, sustainable growth through investing in communities where retail demand exceeds supply. Its expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 102 properties include approximately 3,400 tenants, in 27 million commercial square feet, and approximately 3,100 residential units.
Federal Realty has increased its quarterly dividends to its shareholders for 57 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P 500 index member and its shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.federalrealty.com.
Safe Harbor Language
Certain matters discussed within this Press Release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 12, 2024 and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment, or renovation project, and that completion of anticipated or ongoing property development, redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital, or if the costs of capital we obtain are significantly higher than historical levels;
•risks associated with general economic conditions, including inflation and local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Press Release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2024 and subsequent quarterly reports on Form 10-Q.

Federal Realty Investment Trust
Consolidated Income Statements
June 30, 2024
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$295,775	$280,388	$586,820	$553,186
Mortgage interest income	277	291	555	552
Total revenue	296,052	280,679	587,375	553,738
EXPENSES
Rental expenses	58,891	55,610	120,550	110,815
Real estate taxes	35,289	32,381	69,349	64,947
General and administrative	12,092	11,913	24,098	24,458
Depreciation and amortization	85,049	78,974	168,453	157,611
Total operating expenses	191,321	178,878	382,450	357,831

Gain on sale of real estate	52,280	—	52,280	1,702

OPERATING INCOME	157,011	101,801	257,205	197,609

OTHER INCOME/(EXPENSE)
Other interest income	1,051	2,422	2,534	3,054
Interest expense	(44,312)	(42,884)	(88,005)	(82,109)
Income from partnerships	905	1,665	937	2,181
NET INCOME	114,655	63,004	172,671	120,735
Net income attributable to noncontrolling interests	(2,673)	(2,505)	(3,953)	(4,901)
NET INCOME ATTRIBUTABLE TO THE TRUST	111,982	60,499	168,718	115,834
Dividends on preferred shares	(2,008)	(2,008)	(4,016)	(4,016)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$109,974	$58,491	$164,702	$111,818

EARNINGS PER COMMON SHARE, BASIC:
Net income available for common shareholders	$1.32	$0.72	$1.98	$1.37
Weighted average number of common shares	82,932	81,214	82,768	81,178
EARNINGS PER COMMON SHARE, DILUTED:
Net income available for common shareholders	$1.32	$0.72	$1.98	$1.37
Weighted average number of common shares	83,563	81,214	82,768	81,178

Federal Realty Investment Trust
Consolidated Balance Sheets
June 30, 2024
	June 30,	December 31,
	2024	2023
	(in thousands, except share and per share data)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $1,829,059 and $2,021,622 of consolidated variable interest entities, respectively)	$10,222,540	$9,932,891
Construction-in-progress (including $9,132 and $8,677 of consolidated variable interest entities, respectively)	553,365	613,296
	10,775,905	10,546,187
Less accumulated depreciation and amortization (including $410,922 and $416,663 of consolidated variable interest entities, respectively)	(3,054,555)	(2,963,519)
Net real estate	7,721,350	7,582,668
Cash and cash equivalents	103,234	250,825
Accounts and notes receivable, net	194,611	201,733
Mortgage notes receivable, net	9,170	9,196
Investment in partnerships	33,937	34,870
Operating lease right of use assets, net	86,997	86,993
Finance lease right of use assets, net	6,740	6,850
Prepaid expenses and other assets	265,128	263,377
TOTAL ASSETS	$8,421,167	$8,436,512
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable, net (including $187,972 and $189,286 of consolidated variable interest entities, respectively)	$515,637	$516,936
Notes payable, net	683,280	601,945
Senior notes and debentures, net	3,354,755	3,480,296
Accounts payable and accrued expenses	176,686	174,714
Dividends payable	93,492	92,634
Security deposits payable	29,805	30,482
Operating lease liabilities	75,950	75,870
Finance lease liabilities	12,726	12,670
Other liabilities and deferred credits	225,465	225,443
Total liabilities	5,167,796	5,210,990
Commitments and contingencies
Redeemable noncontrolling interests	182,558	183,363
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 shares issued and outstanding	150,000	150,000
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 392,878 shares issued and outstanding	9,822	9,822
Common shares of beneficial interest, $.01 par, 200,000,000 shares authorized, respectively, 83,590,543 and 82,775,286 shares issued and outstanding, respectively	841	833
Additional paid-in capital	4,005,249	3,959,276
Accumulated dividends in excess of net income	(1,177,336)	(1,160,474)
Accumulated other comprehensive income	7,042	4,052
Total shareholders’ equity of the Trust	2,995,618	2,963,509
Noncontrolling interests	75,195	78,650
Total shareholders’ equity	3,070,813	3,042,159
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,421,167	$8,436,512

Federal Realty Investment Trust
Funds From Operations / Other Supplemental Information
June 30, 2024
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$114,655	$63,004	172,671	120,735
Net income attributable to noncontrolling interests	(2,673)	(2,505)	(3,953)	(4,901)
Gain on sale of real estate	(52,280)	—	(52,280)	(1,702)
Depreciation and amortization of real estate assets	75,157	70,486	149,095	140,990
Amortization of initial direct costs of leases	8,179	7,567	15,916	15,352
Funds from operations	143,038	138,552	281,449	270,474
Dividends on preferred shares (2)	(1,875)	(1,875)	(3,750)	(3,750)
Income attributable to downREIT operating partnership units	688	688	1,380	1,381
Income attributable to unvested shares	(514)	(505)	(1,017)	(987)
FFO	$141,337	$136,860	$278,062	$267,118
Weighted average number of common shares, diluted (2)(3)	83,657	81,945	83,495	81,911

FFO per diluted share (3)	$1.69	$1.67	$3.33	$3.26

Dividends and Payout Ratios
Regular common dividends declared	$91,085	$88,031	$181,564	$176,064

Dividend payout ratio as a percentage of FFO	64%	64%	65%	66%

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$30,585	$49,560	$68,835	$105,414
Tenant improvements and incentives	23,159	18,423	47,694	38,418
Total non-maintenance capital expenditures	53,744	67,983	116,529	143,832
Maintenance capital expenditures	4,645	4,404	7,860	8,681
Total capital expenditures	$58,389	$72,387	$124,389	$152,513

Other Information
Leasing costs	$6,673	$5,186	$13,085	$9,554
Share-based compensation expense (non-cash)	$3,479	$3,348	$7,639	$7,445

Noncontrolling Interests Supplemental Information (4)
Property operating income (1)	$3,811	$3,826	$6,377	$7,517
Depreciation and amortization	(1,663)	(1,844)	(3,479)	(3,669)
Interest expense	(162)	(164)	(324)	(328)
Net income	$1,986	$1,818	$2,574	$3,520
Notes:
(1)See Glossary of Terms.
(2)For the three and six months ended June 30, 2024 and 2023, dividends on our Series 1 preferred stock were not deducted in the calculation of FFO available to common shareholders, as the related shares were dilutive and are included in "weighted average number of common shares, diluted."
(3)The weighted average common shares used to compute FFO per diluted common share includes downREIT operating partnership units that were excluded from the computation of diluted EPS. Conversion of these operating partnership units is dilutive in the computation of FFO per diluted share for all period presented, but is anti-dilutive for the computation of dilutive EPS for the six months ended June 30, 2024 and the three and six months ended June 30, 2023.
(4)Amounts reflect the components of "net income attributable to noncontrolling interests," but excludes "income attributable to downREIT operating partnership units."

Federal Realty Investment Trust
Components of Rental Income
June 30, 2024

Components of Rental Income (1)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(in thousands)
Minimum rents (2)
Commercial	$194,551	$184,212	$387,488	$365,554
Residential	26,791	25,243	53,310	49,793
Cost reimbursements	55,647	51,217	112,206	101,941
Percentage rents	3,932	4,371	8,707	8,907
Other (3)	14,238	14,290	26,466	26,330
Collectibility related impacts (4)	616	1,055	(1,357)	661
Total rental income	$295,775	$280,388	$586,820	$553,186
Notes:
(1)All income from tenant leases is reported as a single line item called "rental income." We have provided the above supplemental information with a breakout of the contractual components of the rental income line, however, these breakouts are provided for informational purposes only and should be considered a non-GAAP presentation.
(2)Minimum rents include the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(in millions)

Straight-line rents	$5.5	$2.5	$10.7	$5.0
Amortization of in-place leases	$3.1	$3.2	$6.8	$6.3
(3)Includes lease termination fees of $1.3 million and $1.6 million for the three months ended June 30, 2024 and 2023, respectively, and $2.0 million and $3.2 million for the six months ended June 30, 2024 and 2023, respectively.
(4)For the three months ended June 30, 2024 and 2023, our collectability related impacts include the collection of approximately $0.8 million and $1.4 million, respectively, and $1.7 million and $3.0 million for the six months ended June 30, 2024 and 2023, respectively, of prior period rents which were contractually deferred or payments renegotiated specifically related to the COVID-19 pandemic.

Federal Realty Investment Trust
Comparable Property Information
June 30, 2024

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q2 include: Darien Commons, Friendship Center, Huntington Shopping Center, Pike & Rose Phase IV, Santana West, Willow Grove Shopping Center, and all properties acquired, disposed of, or not consolidated from Q2 2023 to Q2 2024. Comparable Property property operating income ("Comparable Property POI") is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended
	June 30,
	2024	2023
	(in thousands)
Operating income	$157,011	$101,801
Add:
Depreciation and amortization	85,049	78,974
General and administrative	12,092	11,913
Gain on sale of real estate	(52,280)	—
Property operating income (POI)	201,872	192,688
Less: Non-comparable POI - acquisitions/dispositions	(2,461)	(2,707)
Less: Non-comparable POI - redevelopment, development & other	(9,470)	(4,267)
Comparable property POI	$189,941	$185,714

Additional information regarding the components of Comparable Property POI
	Three Months Ended
	June 30,		%
	2024	2023	Change
	(in thousands)
Minimum rents (1)	$208,549	$203,152
Cost reimbursements	53,786	50,232
Other	13,514	13,896
Collectibility related impacts	949	1,129
Total property revenue	276,798	268,409

Rental expenses	(53,341)	(51,112)
Real estate taxes	(33,516)	(31,583)
Total property expenses	(86,857)	(82,695)

Comparable property POI	$189,941	$185,714	2.3%
Less:
Lease termination fees	(1,306)	(1,618)
Prior period rents collected (2)	(696)	(1,373)
Comparable property POI excluding lease termination fees and prior period rents collected	$187,939	$182,723	2.9%

Comparable Property - Summary of Capital Expenditures (3)
	Three Months Ended
	June 30,
	2024	2023
	(in thousands)
Redevelopment and tenant improvements and incentives	$36,423	$34,374
Maintenance capital expenditures	4,519	4,162
	$40,942	$38,536

Comparable Property - Occupancy Statistics (3)
	At June 30,
	2024	2023
GLA - comparable commercial properties	25,074,000	25,090,000
Leased % - comparable commercial properties	95.1%	94.4%
Occupancy % - comparable commercial properties	92.8%	92.9%
Notes:
(1)For the three months ended June 30, 2024 and 2023, amount includes straight-line rents of $2.6 million and $2.7 million, respectively, and amortization of in-place leases of $3.0 million and $3.1 million, respectively.
(2)Amount represents collection of prior period rents which were contractually deferred or payment renegotiated specifically related to the COVID-19 pandemic.
(3)See page 9 for "Summary of Capital Expenditures" and page 25 for portfolio occupancy statistics for our entire portfolio.

Federal Realty Investment Trust
Market Data, Debt Metrics, and Senior Notes and Debentures Covenants
June 30, 2024
	June 30,
	2024	2023
	(in thousands, except per share data)
Market Data
Common shares outstanding and downREIT operating partnership units (1)	84,219	82,153
Market price per common share	$100.97	$96.77
Common equity market capitalization including downREIT operating partnership units	$8,503,592	$7,949,946

Series C preferred shares outstanding	6	6
Liquidation price per Series C preferred share	$25,000	$25,000
Series C preferred equity market capitalization	$150,000	$150,000

Series 1 preferred shares outstanding (2)	393	393
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$9,825	$9,825

Equity market capitalization	$8,663,417	$8,109,771

Total debt	$4,553,672	$4,431,636
Less: cash and cash equivalents	(103,234)	(98,064)
Total net debt (3)	$4,450,438	$4,333,572

Total market capitalization	$13,113,855	$12,443,343

Leverage and Liquidity Ratios
Total net debt to market capitalization at market price per common share	34%	35%
Ratio of EBITDAre to combined fixed charges and preferred share dividends, three months ended (4)(5)	3.6x	3.5x
Ratio of EBITDAre to combined fixed charges and preferred share dividends, six months ended (4)(5)	3.6x	3.6x

Senior Notes and Debentures Covenants (6)
	June 30, 2024	Debt Covenant Threshold (7)
Total Debt to Total Assets	40%	< 60%
Secured Debt to Total Assets	5%	< 40%
Consolidated Income to Annual Debt Service Charge	3.6x	> 1.5x
Unencumbered Assets to Unsecured Debt	247%	> 150%

Notes:
(1)Amounts include 628,419 and 637,031 downREIT operating partnership units outstanding at June 30, 2024 and 2023, respectively.
(2)These shares, issued March 8, 2007, are unregistered.
(3)Total net debt includes mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs and net of cash and cash equivalents from our consolidated balance sheet.
(4)EBITDAre is reconciled to net income in the Glossary of Terms.
(5)Fixed charges consist of interest on borrowed funds and finance leases (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor.
(6)The reference period for calculating these covenants is the most recent twelve months ended June 30, 2024.
(7)For a detailed description of the senior unsecured notes covenants and definitions of the terms, please refer to our filings with the Securities and Exchange Commission.

Federal Realty Investment Trust
Summary of Outstanding Debt
June 30, 2024
	As of June 30, 2024
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (6)
			(in thousands)
Mortgages payable (1)
Secured fixed rate
Azalea	11/1/2025	3.73%	$40,000
Bethesda Row	12/28/2025 (2)	5.03% (3)	200,000
Bell Gardens	8/1/2026	4.06%	11,375
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Brook 35	7/1/2029	4.65%	11,500
Hoboken (24 Buildings)	12/15/2029	3.67% (3)	52,870
Various Hoboken (14 Buildings)	Various through 2029	3.91% to 5.00%	29,364
Chelsea	1/15/2031	5.36%	3,795
Subtotal			517,504
Net unamortized debt issuance costs and discount			(1,867)
Total mortgages payable, net			515,637		4.50%

Notes payable
Term loan (4)	4/16/2025	SOFR + 0.85%	600,000
Revolving credit facility (4)(5)	4/5/2027	SOFR + 0.775%	81,800
Various	Various through 2059	Various	2,180
Subtotal			683,980
Net unamortized debt issuance costs			(700)
Total notes payable, net			683,280		6.41%	(7)

Senior notes and debentures
Unsecured fixed rate
1.25% notes	2/15/2026	1.25%	400,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
5.375% notes	5/1/2028	5.375%	350,000
3.25% exchangeable notes	1/15/2029	3.25%	485,000
3.20% notes	6/15/2029	3.20%	400,000
3.50% notes	6/1/2030	3.50%	400,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.625%	250,000
Subtotal			3,379,200
Net unamortized debt issuance costs and premium			(24,445)
Total senior notes and debentures, net			3,354,755		3.78%

Total debt, net			$4,553,672

Total fixed rate debt, net			$3,872,552	85%	3.88%
Total variable rate debt, net			681,120	15%	6.41%	(7)
Total debt, net			$4,553,672	100%	4.25%	(7)
Notes:
(1)Mortgages payable does not include our share of debt on our unconsolidated real estate partnerships. At June 30, 2024, our share of unconsolidated debt was approximately $62.3 million. At June 30, 2024, our noncontrolling interests' share of mortgages payable was $15.3 million.
(2)We have two one-year extensions, at our option to extend the maturity date to December 28, 2027.
(3)The mortgage loans have interest rate swap agreements that effectively fix the interest rate through the initial maturity date.
(4)Our revolving credit facility SOFR loans bear interest at Daily Simple SOFR or Term SOFR, and our term loan bears interest at Term SOFR as defined in the respective credit agreements, plus 0.10%, plus a spread, based on our current credit rating.
(5)The maximum amount drawn under our $1.25 billion revolving credit facility during both the three and six months ended June 30, 2024 was $202.7 million. The weighted average interest rate on borrowings under our credit facility, before amortization of debt fees, for both the three and six months ended June 30, 2024 was 6.2%.
(6)The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums, if applicable, except as described in Note 7.
(7)The weighted average effective interest rate excludes $0.9 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Debt Maturities
June 30, 2024
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Weighted Average Rate (5)
	(in thousands)
2024	$2,089	$—		$2,089		—%	—%
2025	3,822	44,298		48,120		1.1%	3.9%
2026	3,176	1,052,450	(1)	1,055,626		23.0%	4.6%
2027	2,679	890,682	(2)	893,361		19.5%	4.1%
2028	2,511	431,800	(3)	434,311		9.5%	5.8%	(6)
2029	2,329	943,105		945,434		20.6%	3.6%
2030	684	400,000		400,684		8.8%	3.7%
2031	59	—		59		—%	6.0%
2032	—	—		—		—%	—%
2033	—	—		—		—%	—%
Thereafter	—	801,000		801,000		17.5%	4.2%
Total	$17,349	$4,563,335		$4,580,684	(4)	100.0%

Notes:
The above table assumes all extension options are exercised.
(1)Our $600.0 million term loan matures on April 16, 2025, plus one one-year extension at our option to April 16, 2026.
(2)Our $200.0 million mortgage loan secured by Bethesda Row matures on December 28, 2025 plus two one-year extensions, at our option to December 28, 2027.
(3)Our $1.25 billion revolving credit facility matures on April 5, 2027, plus two six-month extensions at our option to April 5, 2028. As of June 30, 2024, there was $81.8 million outstanding under this credit facility.
(4)The total debt maturities differ from the total reported on the consolidated balance sheet due to the debt issuance costs and unamortized net premium/discount on certain mortgage loans, notes payable, and senior notes as of June 30, 2024. The weighted average remaining term on our mortgages payable, notes payable, and senior notes and debentures is approximately 7 years.
(5)The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.
(6)The weighted average rate excludes $0.9 million in quarterly financing fees and quarterly debt fee amortization on our $1.25 billion revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment and Expansion Opportunities
June 30, 2024

The following redevelopment opportunities are actively being worked on by the Trust. (1)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Projected 2024 POI Delivered (2)
				(in millions)	(in millions)	(as a % of Total)
Santana West (3)	San Jose, CA	Development of a 369,000 square foot office building. 170,000 square feet of office space leased.	6%	$315 - $330	$249	—
Pike & Rose - 915 Meeting Street (3)	North Bethesda, MD	Development of a 266,000 square foot office building with 10,000 square feet of retail space. 201,000 square feet of office and 10,000 square feet of retail space leased.	6%	$185 - $200	$160	45 - 55%
Darien Commons	Darien, CT	Demolition of a 45,000 square foot anchor space to construct 75,000 square feet of new retail space, 122 rental apartments, and 720 parking spaces	6%	$110 - $120	$112	85 - 95%
Bala Cynwyd	Bala Cynwyd, PA	Demolition of two level department store building to construct a new six story building with 217 residential units, 16,000 square feet of retail and a two-story parking structure with 234 parking stalls	7%	$90 - $95	$7	—
Huntington	Huntington, NY	Demolition of the main two level building consisting of 161,000 square feet of anchor and small shop space to construct 102,000 square feet of new ground-level anchor and small shop retail space	7 - 8%	$80 - $85	$75	60 - 70%

Property	Location	Opportunity	Projected ROI (4)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (5)
				(in millions)	(in millions)
Lawrence Park	Broomall, PA	Full shopping center redevelopment to include expansion of Main Line Health into vacant lower level space, creation of 17,800 square feet of small shop space converted from vacated anchor space, a new 2,000 square foot bank pad building, and a façade renovation for the entire center	8%	$17	$17	Stabilized
Willow Grove	Willow Grove, PA	Development of a new 17,000 square foot multi-tenant pad building	7%	$11	$10	2024
Santana Row	San Jose, CA	Installation and implementation of paid parking system	25%	$3	$1	2025
Pike 7 Plaza	Vienna, VA	Development of a new 3,200 square foot pad building pre-leased to a restaurant tenant	8%	$3	$3	Stabilized
Chelsea Commons	Chelsea, MA	Development of a new 2,500 square foot pre-leased pad building with drive-thru	7%	$3	$1	2025

Active Property Improvement Projects (6)		Ongoing improvements at 9 properties to better position those properties to capture a disproportionate amount of retail demand	8% - 13%	$53	$36
Notes:
(1)There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the ROI or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected returns on investment (ROI) and Projected Cost are management's best estimate based on current information and may change over time. Anticipated total cost, and projected ROI, and projected POI delivered are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.
(2)Projected ROI for mixed-use redevelopment/expansion projects reflects the unleveraged Property Operating Income (POI) generated by the project and is calculated as POI divided by cost. Projected POI delivered includes straight line rent.
(3)Projected costs for Pike & Rose include an allocation of infrastructure costs for the entire project. Santana West includes an allocation of infrastructure for the Santana West site.
(4)Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental POI generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects generally does not include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property but may for certain property improvement projects.
(5)Stabilization is generally the year in which 90% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.
(6)Property improvement projects generally consist of façade renovations, site improvements, landscaping, improved outdoor amenity spaces, and other upgrades to improve the overall look and environment of the property. These projects improve overall tenant and customer experiences, improve market rents, drive leasing demand, and/or provide outdoor spaces critical to meeting the needs of the current environment. Returns on these projects are typically seen over one to five years, however, some projects could extend beyond that. Projected ROI range reflects management's best estimate of the long term expected return on cost of these investments.

Federal Realty Investment Trust
Future Redevelopment and Expansion Opportunities
June 30, 2024

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Redevelopment Opportunities
Property	Location	Expansion/Conversion (4)	Residential (5)	Mixed Use - Long Term
Assembly Row (1)	Somerville, MA			✓
Andorra	Philadelphia, PA	✓
Bala Cynwyd	Bala Cynwyd, PA	✓	✓
Barracks Road	Charlottesville, VA	✓	✓
Bethesda Row	Bethesda, MD	✓	✓
Camelback Colonnade	Phoenix, AZ	✓	✓
Chelsea Commons	Chelsea, MA	✓
Dedham Plaza	Dedham, MA	✓
Escondido Promenade	Escondido, CA	✓
Fairfax Junction	Fairfax, VA	✓	✓
Federal Plaza	Rockville, MD		✓
Fresh Meadows	Queens, NY	✓
Friendship Center	Washington, DC	✓	✓
Grossmont Center	La Mesa, CA	✓
Hoboken	Hoboken, NJ		✓
Huntington	Huntington, NY		✓
Huntington Square	East Northport, NY	✓
Mercer on One	Lawrenceville, NJ	✓
Pan Am	Fairfax, VA	✓	✓
Pike & Rose (2)	North Bethesda, MD			✓
Pike 7 Plaza	Vienna, VA			✓
Riverpoint Center	Chicago, IL	✓
Santana Row (3)	San Jose, CA			✓
Shops at Pembroke Gardens	Pembroke Pines, FL		✓
The AVENUE at White Marsh	White Marsh, MD		✓
Village at Shirlington	Arlington, VA		✓
Virginia Gateway	Gainesville, VA	✓
Willow Grove	Willow Grove, PA	✓	✓
Willow Lawn	Richmond, VA		✓
Notes:
(1)Remaining entitlements at Assembly Row include approximately 1.5 million square feet of commercial-use buildings and 326 residential units.
(2)Remaining entitlements at Pike & Rose include approximately 530,000 square feet of commercial-use buildings and 741 residential units.
(3)Remaining entitlements at Santana Row include approximately 321,000 square feet of commercial space and 395 residential units, as well as approximately 604,000 square feet of commercial space across from Santana Row.
(4)Property expansion/conversion includes opportunities at successful retail properties to convert previously underutilized land into new GLA, to convert other existing uses into more productive uses for the property, and/or to add both single tenant and multi-tenant stand alone pad buildings.
(5)Residential includes opportunities to add residential units to existing retail and mixed-use properties.

Federal Realty Investment Trust
2024 Transactions
June 30, 2024

Property Acquisitions

Date	Property	City/State	GLA	Purchase Price	Principal Tenants
			(in square feet)	(in millions)
May 31, 2024	Virginia Gateway	Gainesville, Virginia	664,000	$215.0	Giant Food / HomeGoods / Total Wine & More / Best Buy / Ulta
July 31, 2024	Pinole Vista Crossing	Pinole, California	216,000	$60.0	FoodMaxx / TJ Maxx / Nordstrom Rack / HomeGoods / Ulta
Other Investment Transaction
On April 1, 2024, we acquired the approximately 10% noncontrolling interest in the partnership that owns our CocoWalk property for $12.4 million, bringing our ownership to 100%.
Property Disposition

Date	Property	City/State	Sales Price
			(in millions)
June 5, 2024	Third Street Promenade	Santa Monica, California	$103.0
Financing Transactions
Issuance of Common Shares
During the six months ended June 30, 2024, we sold 713,821 common shares (of which, 76,000 settled on July 1, 2024), for gross proceeds of $73.0 million.
Issuance of Debt

Issuance Date	Debt	Principal Amount	Stated Interest Rate	Maturity Date
		(in millions)
January 11, 2024	3.25% Exchangeable Senior Notes (1)	$485.0	3.25%	January 15, 2029
(1)See our Form 8-K filing on January 11, 2024 and Note 4 of our June 30, 2024 Form 10-Q for additional information on this transaction.
Repayment of Debt
The following senior unsecured note was repaid at maturity:

Repayment Date	Debt	Payoff Amount
		(in millions)
January 16, 2024	3.95% Senior Notes	$600.0

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2024
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	Residential Units	Grocery Anchor GLA	Grocery Anchor (2)	Other Retail Tenants
			(in thousands)
Washington Metropolitan Area
Barcroft Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	$51,687	10	113,000	98%		46,000	Harris Teeter
Bethesda Row	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	268,485	17	530,000	97%	180	40,000	Giant Food	Apple / Equinox / Anthropologie / Nike Live / Multiple Restaurants
Birch & Broad		Washington-Arlington-Alexandria, DC-VA-MD-WV	26,100	10	144,000	100%		51,000	Giant Food	CVS / Staples
Chesterbrook	(3)	Washington-Arlington-Alexandria, DC-VA-MD-WV	47,361	9	89,000	80%		35,000	Safeway	Starbucks
Congressional Plaza	(3)	Washington-Arlington-Alexandria, DC-VA-MD-WV	110,175	21	325,000	94%	194	25,000	The Fresh Market	Ulta / Barnes & Noble / Container Store / Buy Buy Baby
Courthouse Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	7,497	2	33,000	74%
Fairfax Junction	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	46,379	11	124,000	95%		23,000	Aldi	CVS / Planet Fitness
Federal Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	73,886	18	249,000	93%		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress for Less
Friendship Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	37,685	1	54,000	100%				Marshalls / Maggiano's
Gaithersburg Square		Washington-Arlington-Alexandria, DC-VA-MD-WV	39,707	16	204,000	99%				Marshalls / Ross Dress for Less / Ashley Furniture HomeStore / CVS
Graham Park Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	28,092	10	133,000	92%		58,000	Giant Food
Idylwood Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	18,104	7	73,000	99%		30,000	Whole Foods
Kingstowne Towne Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	211,425	45	411,000	100%		135,000	Giant Food / Safeway	TJ Maxx / HomeGoods / Five Below / Ross Dress for Less
Laurel		Washington-Arlington-Alexandria, DC-VA-MD-WV	62,198	26	367,000	94%		61,000	Giant Food	Marshalls / L.A. Fitness / HomeGoods
Montrose Crossing		Washington-Arlington-Alexandria, DC-VA-MD-WV	172,511	36	369,000	100%		73,000	Giant Food / Target (S)	Marshalls / Home Depot Design Center / Old Navy / Burlington
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	97,362	40	565,000	98%		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Old Navy / Burlington
Old Keene Mill		Washington-Arlington-Alexandria, DC-VA-MD-WV	18,129	10	90,000	97%		14,000	TBA	Walgreens / Planet Fitness
Pan Am		Washington-Arlington-Alexandria, DC-VA-MD-WV	32,741	25	228,000	94%		65,000	Safeway	Micro Center / CVS / Michaels
Pike & Rose		Washington-Arlington-Alexandria, DC-VA-MD-WV	875,273	24	854,000	100%	765			Porsche / Uniqlo / REI / H&M / L.L Bean / Multiple Restaurants
Pike 7 Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	56,559	13	175,000	97%		24,000	Lidl	TJ Maxx / DSW / Ulta
Plaza del Mercado		Washington-Arlington-Alexandria, DC-VA-MD-WV	46,843	10	116,000	94%		18,000	Aldi	CVS / L.A. Fitness
Quince Orchard	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	41,402	16	271,000	87%		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Tower Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	26,952	12	111,000	100%		26,000	L.A. Mart	Total Wine & More / Talbots
Twinbrooke Shopping Centre		Washington-Arlington-Alexandria, DC-VA-MD-WV	36,807	10	101,000	91%		35,000	Safeway	Walgreens

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2024
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	Residential Units	Grocery Anchor GLA	Grocery Anchor (2)	Other Retail Tenants
			(in thousands)
Tyson's Station		Washington-Arlington-Alexandria, DC-VA-MD-WV	6,890	5	48,000	92%		15,000	Trader Joe's
Village at Shirlington	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	74,530	16	276,000	88%		28,000	Harris Teeter	CVS / AMC / Multiple Restaurants
Virginia Gateway		Washington-Arlington-Alexandria, DC-VA-MD-WV	208,327	110	664,000	97%		70,000	Giant Food / Target (S) / BJ's Wholesale Club (S)	HomeGoods / Total Wine & More / Best Buy / Ulta / Lowes (S)
Westpost		Washington-Arlington-Alexandria, DC-VA-MD-WV	117,903	14	298,000	100%		79,000	Harris Teeter / Target	TJ Maxx / Ulta / Walgreens / DSW
Wildwood		Washington-Arlington-Alexandria, DC-VA-MD-WV	28,919	12	88,000	100%		20,000	Balducci's	CVS / Multiple Restaurants
Total Washington Metropolitan Area			2,869,929	556	7,103,000	96%

California
Azalea	(3)	Los Angeles-Long Beach-Anaheim, CA	109,540	22	226,000	100%			Walmart (S)	Marshalls / Ross Dress for Less / Ulta / Michaels
Bell Gardens	(3)(4)	Los Angeles-Long Beach-Anaheim, CA	119,273	32	371,000	98%		108,000	Food 4 Less / El Super	Marshalls / Ross Dress for Less / Bob's Discount Furniture
Colorado Blvd	(4)	Los Angeles-Long Beach-Anaheim, CA	13,994	1	42,000	73%				Banana Republic / True Food Kitchen
Crow Canyon Commons		San Francisco-Oakland-Hayward, CA	92,914	22	239,000	85%		32,000	Sprouts	Total Wine & More / Alamo Ace Hardware
East Bay Bridge		San Francisco-Oakland-Hayward, CA	178,856	32	440,000	98%		199,000	Pak-N-Save / Target	Home Depot / Nordstrom Rack / Michaels
Escondido Promenade		San Diego-Carlsbad, CA	135,239	18	298,000	98%			Target (S)	TJ Maxx / Dick’s Sporting Goods / Ross Dress for Less / Bob's Discount Furniture
Fourth Street	(3)	San Francisco-Oakland-Hayward, CA	27,781	3	71,000	47%				CB2
Freedom Plaza	(3)(4)	Los Angeles-Long Beach-Anaheim, CA	44,224	9	114,000	96%		31,000	Smart & Final	Nike / Blink Fitness / Ross Dress for Less
Grossmont Center	(3)	San Diego-Carlsbad, CA	177,010	64	877,000	97%		294,000	Target / Walmart	Barnes & Noble / Macy's / CVS
Hastings Ranch Plaza	(4)	Los Angeles-Long Beach-Anaheim, CA	25,790	15	273,000	100%				Marshalls / HomeGoods / CVS
Hollywood Blvd		Los Angeles-Long Beach-Anaheim, CA	62,082	3	181,000	86%		39,000	Target	Marshalls / L.A. Fitness / CVS
Kings Court	(4)(5)	San Jose-Sunnyvale-Santa Clara, CA	11,615	8	81,000	93%		31,000	Lunardi's	CVS
Old Town Center		San Jose-Sunnyvale-Santa Clara, CA	44,517	8	98,000	84%				Anthropologie / Sephora / Arhaus Furniture / Teleferic Barcelona
Olivo at Mission Hills	(3)	Los Angeles-Long Beach-Anaheim, CA	82,910	12	155,000	100%		32,000	Target	24 Hour Fitness / Ross Dress for Less / Ulta
Plaza Del Sol	(3)	Los Angeles-Long Beach-Anaheim, CA	17,954	4	48,000	93%			Superior Grocers (S)	Marshalls
Plaza El Segundo / The Point		Los Angeles-Long Beach-Anaheim, CA	311,800	50	502,000	98%		66,000	Whole Foods	Nordstrom Rack / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
San Antonio Center	(4)(5)	San Jose-Sunnyvale-Santa Clara, CA	52,247	22	213,000	100%		141,000	Trader Joe's / Walmart	24 Hour Fitness
Santana Row	(4)	San Jose-Sunnyvale-Santa Clara, CA	1,334,971	45	1,231,000	98%	662			Crate & Barrel / Container Store / Best Buy / Sephora /Multiple Restaurants
Sylmar Towne Center	(3)	Los Angeles-Long Beach-Anaheim, CA	47,239	12	148,000	92%		43,000	Food 4 Less	CVS
Westgate Center		San Jose-Sunnyvale-Santa Clara, CA	158,670	44	649,000	92%		210,000	Target / TBA	Nordstrom Rack / Nike Factory / TJ Maxx / Ross Dress for Less
		Total California	3,048,626	426	6,257,000	95%

NY Metro/New Jersey
Brick Plaza	(4)	New York-Newark-Jersey City, NY-NJ-PA	107,592	46	403,000	95%		14,000	Trader Joe's	AMC / HomeGoods / Ulta / Burlington
Brook 35	(3) (5)	New York-Newark-Jersey City, NY-NJ-PA	52,489	11	98,000	94%				Banana Republic / Gap
Darien Commons		Bridgeport-Stamford-Norwalk, CT	151,464	9	101,000	93%	124			Equinox / Walgreens / Multiple Restaurants

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2024
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	Residential Units	Grocery Anchor GLA	Grocery Anchor (2)	Other Retail Tenants
			(in thousands)
Fresh Meadows		New York-Newark-Jersey City, NY-NJ-PA	96,777	17	408,000	98%		43,000	Island of Gold / Lidl	AMC / Kohl's / Planet Fitness
Georgetowne Shopping Center		New York-Newark-Jersey City, NY-NJ-PA	86,600	9	147,000	92%		43,000	Foodway	Five Below / IHOP
Greenlawn Plaza		New York-Newark-Jersey City, NY-NJ-PA	34,032	13	103,000	83%		46,000	Greenlawn Farms	Planet Fitness
Greenwich Avenue		Bridgeport-Stamford-Norwalk, CT	23,748	1	35,000	100%				Saks Fifth Avenue
Hauppauge		New York-Newark-Jersey City, NY-NJ-PA	39,794	15	134,000	95%		61,000	Shop Rite	TJ Maxx / Five Below
Hoboken	(3) (6)	New York-Newark-Jersey City, NY-NJ-PA	228,726	4	171,000	98%	129			Nike Live / CVS / New York Sports Club / Sephora / Multiple Restaurants
Huntington		New York-Newark-Jersey City, NY-NJ-PA	109,773	21	207,000	98%		43,000	Whole Foods	Petsmart / Michaels / REI / Ulta / Container Store
Huntington Square		New York-Newark-Jersey City, NY-NJ-PA	51,835	18	244,000	94%		20,000	TBA / Stop & Shop (S)	At Home / AMC
Melville Mall	(4)	New York-Newark-Jersey City, NY-NJ-PA	105,161	21	253,000	100%		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods / Macy's Backstage / Public Lands
Mercer on One	(4)	Trenton, NJ	120,414	50	549,000	99%		75,000	Shop Rite	Nike / Ross Dress for Less / Nordstrom Rack / REI / Tesla
The Grove at Shrewsbury	(3) (5)	New York-Newark-Jersey City, NY-NJ-PA	134,680	21	192,000	100%				Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy Hills		New York-Newark-Jersey City, NY-NJ-PA	39,717	19	211,000	97%		65,000	Target	Michaels
		Total NY Metro/New Jersey	1,382,802	275	3,256,000	97%

New England
Assembly Row / Assembly Square Marketplace		Boston-Cambridge-Newton, MA-NH	1,132,677	65	1,212,000	96%	947	18,000	Trader Joe's	TJ Maxx / AMC / Nike / Multiple Restaurants
Campus Plaza		Boston-Cambridge-Newton, MA-NH	31,979	15	114,000	95%		46,000	Roche Bros.	Burlington / Five Below
Chelsea Commons		Boston-Cambridge-Newton, MA-NH	39,072	36	230,000	100%				Home Depot / Planet Fitness / CVS / Burlington
Dedham Plaza		Boston-Cambridge-Newton, MA-NH	52,387	20	254,000	92%		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Newton, MA-NH	158,267	19	224,000	97%	7	50,000	Roche Bros.	CVS / Multiple Restaurants
North Dartmouth		Providence-Warwick, RI-MA	9,369	28	48,000	100%		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Newton, MA-NH	19,691	17	149,000	99%		50,000	Big Y Foods	TJ Maxx / HomeGoods
		Total New England	1,443,442	200	2,231,000	97%

Philadelphia Metropolitan Area
Andorra		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	34,447	22	252,000	97%		31,000	TBA	TJ Maxx / Kohl's / L.A. Fitness / Five Below
Bala Cynwyd		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	73,392	23	174,000	99%	87	45,000	Acme Markets	Michaels / L.A. Fitness
Ellisburg		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	39,635	28	260,000	97%		47,000	Whole Foods	Five Below / RH Outlet / Buy Buy Baby
Flourtown		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	19,918	24	158,000	97%		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	24,650	21	224,000	98%		55,000	Redner's Warehouse Markets	Marshalls / Planet Fitness
Lawrence Park		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	66,970	29	357,000	99%		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	35,923	15	209,000	86%			Lidl (S)	Marshalls / Ulta / Skechers / Crunch Fitness

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2024
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	Residential Units	Grocery Anchor GLA	Grocery Anchor (2)	Other Retail Tenants
			(in thousands)
Willow Grove		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	52,568	13	83,000	98%		31,000	TBA	Marshalls / Five Below
Wynnewood		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	44,863	14	240,000	77%	9	98,000	Giant Food	Old Navy / DSW
Total Philadelphia Metropolitan Area			392,366	189	1,957,000	94%

South Florida
CocoWalk	(7)	Miami-Fort Lauderdale-West Palm Beach, FL	205,523	3	277,000	100%				Cinepolis Theaters / Youfit Health Club / Multiple Restaurants
Del Mar Village		Miami-Fort Lauderdale-West Palm Beach, FL	76,070	17	187,000	96%		44,000	Winn Dixie	CVS / L.A. Fitness
Shops at Pembroke Gardens		Miami-Fort Lauderdale-West Palm Beach, FL	183,857	41	391,000	98%				Nike Factory / Old Navy / DSW / Barnes & Noble
Tower Shops		Miami-Fort Lauderdale-West Palm Beach, FL	106,081	67	431,000	99%		12,000	Trader Joe's	TJ Maxx / Ross Dress For Less / Best Buy / Ulta
		Total South Florida	571,531	128	1,286,000	98%

Baltimore
Governor Plaza		Baltimore-Columbia-Towson, MD	35,643	24	243,000	100%		16,500	Aldi	Dick's Sporting Goods / Ross Dress for Less / Petco / Bob's Discount Furniture
Perring Plaza		Baltimore-Columbia-Towson, MD	43,467	29	397,000	94%		57,000	Giant Food	Home Depot / Dick's Sporting Goods / Micro Center
THE AVENUE at White Marsh	(5)	Baltimore-Columbia-Towson, MD	136,008	35	315,000	96%				AMC / Ulta / Old Navy / Nike
The Shoppes at Nottingham Square		Baltimore-Columbia-Towson, MD	19,606	4	33,000	100%
White Marsh Plaza		Baltimore-Columbia-Towson, MD	27,000	7	80,000	96%		54,000	Giant Food
White Marsh Other		Baltimore-Columbia-Towson, MD	27,935	16	56,000	100%
		Total Baltimore	289,659	115	1,124,000	97%

Chicago
Crossroads		Chicago-Naperville-Elgin, IL-IN-WI	36,776	14	168,000	95%				L.A. Fitness / Ulta / Binny's / Ferguson's Bath, Kitchen & Lighting Gallery
Finley Square		Chicago-Naperville-Elgin, IL-IN-WI	39,850	21	281,000	53%				Michaels / Five Below / Portillo's
Garden Market		Chicago-Naperville-Elgin, IL-IN-WI	16,821	11	139,000	97%		63,000	Mariano's Fresh Market	Walgreens
Riverpoint Center		Chicago-Naperville-Elgin, IL-IN-WI	122,686	17	211,000	95%		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	216,133	63	799,000	81%

Other
Barracks Road		Charlottesville, VA	75,958	40	495,000	90%		99,000	Harris Teeter / Kroger	Anthropologie / Old Navy / Ulta / Michaels
Bristol Plaza		Hartford-West Hartford-East Hartford, CT	37,200	22	264,000	88%		74,000	Stop & Shop	TJ Maxx / Burlington
Camelback Colonnade	(3)	Phoenix-Mesa-Chandler, AZ	181,049	41	642,000	90%		82,000	Fry's Food & Drug	Marshalls / Nordstrom Last Chance / Best Buy / Floor & Décor
Gratiot Plaza		Detroit-Warren-Dearborn, MI	20,031	20	205,000	99%		69,000	Kroger	Best Buy / DSW

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2024
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	Residential Units	Grocery Anchor GLA	Grocery Anchor (2)	Other Retail Tenants
			(in thousands)
Hilton Village	(3)(4)	Phoenix-Mesa-Chandler, AZ	87,444	18	305,000	91%				CVS / Houston's
Lancaster	(4)	Lancaster, PA	8,806	11	126,000	100%		75,000	Giant Food	AutoZone
29th Place		Charlottesville, VA	40,808	15	168,000	98%				HomeGoods / DSW / Staples
Willow Lawn		Richmond, VA	110,121	37	463,000	99%		66,000	Kroger	Old Navy / Ross Dress for Less / Gold's Gym / Dick's Sporting Goods / Ulta
		Total Other	561,417	204	2,668,000	93%

Grand Total			$10,775,905	2,156	26,681,000	95%	3,104

Notes:
(1)	Represents the GLA and the percentage leased of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(2)	TBA indicates that a lease is signed.
(3)	The Trust has a controlling financial interest in this property.
(4)	All or a portion of this property is owned pursuant to a ground lease.
(5)	All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(6)	This property includes 40 buildings primarily along Washington Street and 14th Street in Hoboken, New Jersey.
(7)	This property includes CocoWalk and four buildings in Coconut Grove.
(S)	Grocer is a shadow anchor located adjacent to the property, but is not part of the owned property.

Federal Realty Investment Trust
Retail Leasing Summary (1)
June 30, 2024

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft. (PSF)	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
2nd Quarter 2024	122	100%	594,361	$37.72	$34.29	$2,039,521	10%	23%	8.0	$15,045,191	$25.31
1st Quarter 2024	104	100%	566,865	$36.39	$33.30	$1,750,831	9%	20%	7.2	$15,902,708	$28.05
4th Quarter 2023	100	100%	393,761	$44.57	$39.97	$1,811,782	12%	23%	7.4	$13,762,615	$34.95
3rd Quarter 2023	100	100%	552,765	$34.51	$31.17	$1,848,740	11%	21%	8.8	$17,240,180	$31.19
Total - 12 months	426	100%	2,107,752	$37.80	$34.27	$7,450,874	10%	22%	7.8	$61,950,694	$29.39

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
2nd Quarter 2024	52	43%	313,365	$34.58	$30.83	$1,173,072	12%	26%	9.4	$14,209,970	$45.35
1st Quarter 2024	42	40%	222,415	$39.45	$32.99	$1,438,272	20%	34%	9.5	$14,313,788	$64.36
4th Quarter 2023	45	45%	234,729	$38.77	$33.46	$1,247,214	16%	28%	9.4	$12,989,353	$55.34
3rd Quarter 2023	56	56%	410,575	$28.18	$24.91	$1,340,705	13%	27%	11.0	$16,926,600	$41.23
Total - 12 months	195	46%	1,181,084	$34.10	$29.70	$5,199,263	15%	28%	9.9	$58,439,711	$49.48

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
2nd Quarter 2024	70	57%	280,996	$41.24	$38.15	$866,449	8%	21%	6.6	$835,221	$2.97
1st Quarter 2024	62	60%	344,450	$34.41	$33.51	$312,559	3%	10%	5.5	$1,588,920	$4.61
4th Quarter 2023	55	55%	159,032	$53.12	$49.57	$564,568	7%	19%	5.3	$773,262	$4.86
3rd Quarter 2023	44	44%	142,190	$52.80	$49.23	$508,035	7%	13%	5.4	$313,580	$2.21
Total - 12 months	231	54%	926,668	$42.51	$40.08	$2,251,611	6%	16%	5.8	$3,510,983	$3.79

Total Lease Summary - Comparable and Non-comparable (2) (8)
Quarter				Number of Leases Signed	% of Comparable Leases	GLA Signed		Contractual Rent (3) PSF	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
2nd Quarter 2024				124	98%	600,669		$37.77	8.0	$15,045,191	$25.05
1st Quarter 2024				111	94%	587,329		$36.94	7.4	$16,427,528	$27.97
4th Quarter 2023				102	98%	398,378		$44.64	7.5	$14,057,750	$35.29
3rd Quarter 2023				105	95%	565,496		$35.00	8.9	$18,301,660	$32.36
Total - 12 months				442	96%	2,151,872		$38.09	7.9	$63,832,129	$29.66

Total Lease Summary - Comparable, Non-comparable, and Option Exercises (2) (8) (9)
Quarter				Number of Leases Signed		GLA Signed		Contractual Rent (3) PSF	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
2nd Quarter 2024				149		805,880		$36.03	7.3	$15,045,191	$18.67
1st Quarter 2024				143		831,076		$34.55	6.8	$16,427,528	$19.77
4th Quarter 2023				139		696,428		$38.73	6.8	$14,057,750	$20.19
3rd Quarter 2023				137		1,047,182		$28.19	7.6	$18,301,660	$17.48
Total - 12 months				568		3,380,566		$33.79	7.1	$63,832,129	$18.88

Notes:
(1)	Information reflects activity in retail spaces only for consolidated properties; office and residential spaces are not included. See Glossary of Terms for further discussion of information included above.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant. Contractual option exercises are not included unless they are fair market value options.
(3)	Contractual rent represents annual rent under the new lease.
(4)	Prior rent represents contractual rent, including percentage rent, from the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the lease.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(8)	The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq. Ft. and Weighted Average Lease Term columns include information for leases signed at Phase III of Assembly Row and Phase IV of Pike & Rose. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq. Ft. columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed are included in the projected costs for the respective projects.
(9)	Option exercises reflect a fixed rate contractual option under the lease agreement that was exercised during the period reflected.

Federal Realty Investment Trust
Lease Expirations
June 30, 2024

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2024	511,000	3%	$17.88	329,000	4%	$35.27	840,000	3%	$24.69
2025	1,741,000	10%	$19.98	1,051,000	13%	$39.53	2,792,000	11%	$27.34
2026	1,418,000	9%	$19.04	1,032,000	12%	$49.04	2,450,000	10%	$31.68
2027	2,078,000	13%	$25.65	1,063,000	13%	$51.46	3,141,000	13%	$34.39
2028	1,712,000	10%	$20.87	1,048,000	13%	$50.39	2,760,000	11%	$32.08
2029	2,230,000	13%	$24.73	1,118,000	13%	$48.30	3,349,000	14%	$32.60
2030	1,015,000	6%	$20.20	541,000	6%	$49.07	1,556,000	6%	$30.23
2031	783,000	5%	$26.92	476,000	6%	$46.85	1,259,000	5%	$34.45
2032	1,647,000	10%	$29.07	604,000	7%	$46.31	2,251,000	9%	$33.70
2033	963,000	6%	$24.63	501,000	6%	$46.86	1,463,000	6%	$32.24
Thereafter	2,415,000	15%	$26.83	562,000	7%	$49.92	2,977,000	12%	$31.18
Total (3)	16,513,000	100%	$23.80	8,325,000	100%	$47.28	24,838,000	100%	$31.67

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2024	414,000	3%	$18.82	326,000	4%	$34.49	740,000	3%	$25.72
2025	691,000	4%	$21.19	777,000	9%	$37.53	1,469,000	6%	$29.84
2026	526,000	3%	$15.78	612,000	7%	$49.01	1,139,000	5%	$33.66
2027	514,000	3%	$20.94	572,000	7%	$50.73	1,085,000	4%	$36.64
2028	411,000	3%	$20.00	567,000	7%	$47.69	978,000	4%	$36.05
2029	616,000	4%	$26.50	621,000	8%	$47.60	1,237,000	5%	$37.09
2030	393,000	2%	$21.71	452,000	5%	$47.79	845,000	3%	$35.66
2031	382,000	2%	$20.62	396,000	5%	$49.59	778,000	3%	$35.36
2032	370,000	2%	$32.09	471,000	6%	$51.95	841,000	3%	$43.20
2033	242,000	2%	$24.10	360,000	4%	$53.95	601,000	3%	$41.96
Thereafter	11,954,000	72%	$24.50	3,171,000	38%	$48.08	15,125,000	61%	$29.45
Total (3)	16,513,000	100%	$23.80	8,325,000	100%	$47.28	24,838,000	100%	$31.67

Notes:
(1)	Anchor is defined as a commercial tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as rents on a cash-basis without taking the impacts of rent abatements into account) rent as of June 30, 2024.
(3)	Represents occupied square footage of the commercial portion of our portfolio as of June 30, 2024.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
June 30, 2024

	As of:
	June 30, 2024	March 31, 2024	June 30, 2023

Commercial Properties

Overall Portfolio (1)(2)
Gross Leasable Area (GLA)	26,681,000	26,198,000	25,951,000
Leased %	95.3%	94.3%	94.3%
Occupied %	93.1%	92.0%	92.8%
Leased % - anchor tenants	96.7%	95.8%	96.4%
Leased % - small shop tenants	92.5%	91.4%	90.2%
Active commercial tenant leases	3,420	3,303	3,270

Comparable Properties (1)
GLA	25,074,000	25,109,000	25,090,000
Leased %	95.1%	94.4%	94.4%
Occupied %	92.8%	92.0%	92.9%

Residential Properties

Overall Portfolio (1)(2)
Residential units	3,104	3,104	3,103
Leased %	97.6%	96.3%	97.6%

Comparable Properties (1)
Residential units	2,980	2,980	2,980
Leased %	97.5%	96.2%	98.3%

Notes:
(1)	See Glossary of terms.
(2)	Excludes redevelopment square footage and residential units not yet placed in service.

Federal Realty Investment Trust
Summary of Top 25 Tenants
June 30, 2024

Rank	Tenant Name	Credit Ratings (S&P/Moody's) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Locations Leased

1	TJX Companies, The	A / A2	$24,031,000	2.69%	1,173,000	3.97%	38
2	Ahold Delhaize	BBB+ / Baa1	$17,274,000	1.93%	903,000	3.05%	14
3	NetApp, Inc.	BBB+ / Baa2	$15,212,000	1.70%	304,000	1.03%	1
4	Cisco Systems, Inc.	AA- / A1	$14,897,000	1.67%	268,000	0.91%	2
5	CVS Corporation	BBB / Baa2	$11,432,000	1.28%	288,000	0.97%	21
6	Gap, Inc., The	BB / Ba3	$11,154,000	1.25%	321,000	1.09%	30
7	L.A. Fitness International LLC	B / B2	$9,374,000	1.05%	354,000	1.20%	9
8	Albertsons Companies Inc. (Acme, Balducci's, Safeway)	BB+ / Ba2	$8,495,000	0.95%	544,000	1.84%	10
9	Ross Stores, Inc.	BBB+ / A2	$7,856,000	0.88%	365,000	1.23%	13
10	Home Depot, Inc.	A / A2	$7,485,000	0.84%	478,000	1.62%	6
11	AMC Entertainment Inc.	CCC+ / Caa2	$7,240,000	0.81%	283,000	0.96%	6
12	Kroger Co., The	BBB / Baa1	$7,172,000	0.80%	611,000	2.07%	12
13	KnitWell Group (Ann Taylor, Chico's, Loft, Talbots, White House Black Market, Soma)	NR / NR	$7,101,000	0.79%	174,000	0.59%	34
14	PUMA North America, Inc.	NR / NR	$6,985,000	0.78%	155,000	0.52%	2
15	Dick's Sporting Goods, Inc.	BBB / Baa3	$6,856,000	0.77%	358,000	1.21%	7
16	Bank of America, N.A.	A- / A1	$6,822,000	0.76%	115,000	0.39%	22
17	Target Corporation	A / A2	$6,375,000	0.71%	627,000	2.12%	7
18	Ulta Beauty, Inc.	NR / NR	$6,178,000	0.69%	182,000	0.62%	17
19	Whole Foods Market, Inc.	AA- / A1	$5,859,000	0.66%	186,000	0.63%	4
20	Michaels Stores, Inc.	B- / B3	$5,806,000	0.65%	316,000	1.07%	14
21	Choice Hotels International, Inc.	BBB- / Baa3	$5,607,000	0.63%	110,000	0.37%	1
22	Starbucks Corporation	BBB+ / Baa1	$5,265,000	0.59%	77,000	0.26%	42
23	JPMorgan Chase Bank	A- / A1	$5,240,000	0.59%	83,000	0.28%	20
24	Hudson's Bay Company (Saks)	NR / NR	$5,155,000	0.58%	100,000	0.34%	3
25	Wells Fargo Bank, N.A.	BBB+ / A1	$5,049,000	0.56%	63,000	0.21%	15
	Totals - Top 25 Tenants		$219,920,000	24.59%	8,438,000	28.54%	350

	Total (5):		$894,228,000	(2)	29,569,000	(4)

Notes:
(1)	Credit Ratings are as of June 30, 2024. Subsequent rating changes have not been reflected.
(2)	See Glossary of Terms.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.
(5)	Totals reflect both the commercial and residential portions of our properties.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
June 30, 2024

The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2024.

	Full Year 2024 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$3.33	$3.51
Adjustments:
Estimated gain on sale of real estate, net	(0.62)	(0.62)
Estimated depreciation and amortization	3.99	3.99
Estimated FFO per diluted share	$6.70	$6.88
Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Guidance Assumptions (1):

Comparable properties growth	2.25% - 3.5%
Comparable properties growth excluding prior period rents and lease termination fees	3% - 4%
Prior period rents (2)	$2 - $3 million
Lease termination fees	$4 - $6 million
Incremental redevelopment/expansion POI (3)	$9 - $12 million
General and administrative expenses	$48 - $51 million
Development/redevelopment capital	$100 - $150 million
Capitalized interest	$18 - $21 million
Notes:
(1)Does not assume the impact of potential acquisitions or dispositions which have not closed as of July 31, 2024.
(2)Reflects amounts which were contractually deferred or payments renegotiated specifically related to the COVID-19 pandemic.
(3)Includes the expected additional POI to be recognized in 2024 compared to the amount recognized in 2023 from all of the redevelopments listed on page 15. Does not include any additional POI from "Active Property Improvement Projects."

Glossary of Terms
EBITDA for Real Estate ("EBITDAre"): EBITDAre is a non-GAAP measure that the National Association of Real Estate Investment Trusts ("NAREIT") defines as: net income computed in accordance with GAAP plus net interest expense, income tax expense, depreciation and amortization, gain or loss on sale of real estate, impairments of real estate and change in control of interest, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We calculate EBITDAre consistent with the NAREIT definition. As EBITDA is a widely known and understood measure of performance, management believes EBITDAre represents an additional non-GAAP performance measure, independent of a company's capital structure, that will provide investors with a uniform basis to measure the enterprise value of a company. EBITDAre also approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three and six months ended June 30, 2024 and 2023 is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(in thousands)
Net income	$114,655	$63,004	$172,671	$120,735
Interest expense	44,312	42,884	88,005	82,109
Other interest income	(1,051)	(2,422)	(2,534)	(3,054)
Income tax provision	321	276	223	340
Depreciation and amortization	85,049	78,974	168,453	157,611
Gain on sale of real estate	(52,280)	—	(52,280)	(1,702)
Adjustments of EBITDAre of unconsolidated affiliates	1,898	2,800	3,942	6,254
EBITDAre	$192,904	$185,516	$378,480	$362,293

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.
Property Operating Income: Rental income and mortgage interest income, less rental expenses and real estate taxes.
Overall Portfolio: Includes all operating properties owned in reporting period.
Comparable Properties: Represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Comparable property growth statistics are calculated on a GAAP basis.
Annualized Base Rent (ABR): Represents aggregate, annualized in-place contractual (defined as rents billed on a cash basis without taking the impact of rent abatements into account) minimum rent for all occupied spaces as of the reporting period.
Retail Leasing Summary - Lease Rollover Calculation: The rental increases associated with comparable spaces generally include all leases signed for retail space in arms-length transactions reflecting market leverage between landlords and tenants during the period, excluding leases at properties sold during the quarter or under contract to be sold. The comparison between the rent for expiring leases and new leases is determined by including contractual rent on the expiring lease, including percentage rent, and the comparable annual rent and in some instances, projections of percentage rent, to be paid on the new lease. In atypical circumstances, management may exercise judgement as to how to most effectively reflect the comparability of rents reported in the calculation. The change in rental income on comparable space leases is impacted by numerous factors including current market rates, location, individual tenant creditworthiness, use of space, market conditions when the expiring lease was signed, capital investment made in the space and the specific lease structure.
Tenant Improvements and Incentives: Represents the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.
General: Property related statistics are the for the consolidated property portfolio except where noted.